Exhibit 10.1

FOR IMMEDIATE RELEASE:

December 21, 2018

MMA Capital Management Announces Asset Sale to Raise Capital for Energy Lending Investment

BALTIMORE, December 21, 2018 / PRNewswire -- MMA Capital Management, LLC (NASDAQ: MMAC) (“MMA Capital” or “the Company”) today announced a series of transactions that were entered into for the purpose of making more capital available to fund its renewable lending investments. In particular, MMAC reduced its investment in the leveraged bond portfolio through the termination of 15 total return swap (“TRS”) agreements that had a total notional amount of $102.6 million and sold one multi-family tax-exempt bond and one subordinate certificate interest in a multi-family tax-exempt bond.  In addition, the Company terminated a pay-fixed interest rate swap agreement that had a notional amount of $65 million.  Upon settlement of all of these transactions,  which will have a minimal net impact on common shareholders’ equity, the Company will receive $14.1 million, plus accrued interest.  The portion of such net proceeds that is attributable to the Company’s TRS and other bond interests reflects the realization of a 5.0% premium above the unpaid principal balance of such TRS and bond interests.  The Company also expects to complete at least two additional dispositions from its leveraged bond portfolio in January 2019 as part of the planned redeployment of capital.  These transactions are further discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2018.

Michael Falcone, MMA Capital’s Chief Executive Officer stated, “As discussed earlier this year, the Company wants to be opportunistic in the current market environment, which in this instance means monetizing a portion of our leveraged bond portfolio in an effort to both take advantage of current market prices for tax-exempt multifamily bonds, as well as to ensure liquidity to increase the Company’s investments in renewable energy lending.  Before this transaction, we maintained approximately $75 million of equity in our leveraged bond portfolio. This week’s transactions  recycle just over  $14 million of investment equity, deleverage our balance sheet, and represent an initial step towards exiting the leveraged bond portfolio in order to redeploy our equity in what we believe is a better risk/reward investment mix for the Company moving forward.  If executed as planned, the additional transaction contemplated in January would provide approximately another $9 million to be applied towards that investment goal.”

About MMAC

MMA Capital primarily invests in debt associated with renewable energy infrastructure and real estate. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Management, LLC (NASDAQ: MMAC), please visit MMA Capital’s website at www.mmacapitalmanagement.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Management, LLC

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MMA CAPITAL MANAGEMENT: INTEGRITY. INNOVATION. SERVICE.

www.mmacapitalmanagement.com